UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 16, 2013

Nordson Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	0-7977	34-0590250
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

28601 Clemens Road, Westlake, Ohio		44145
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	440-892-1580

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On July 16, 2013, Nordson Corporation ("Nordson") entered into a Sale and Purchase Agreement (the "Purchase Agreement") with Kreyenborg Verwaltungen und Beteiligungen GmbH & Co. KG ("Kreyenborg KG") and Kreyenborg Verwaltungs-GmbH, both with registered offices in Munster, Westphalia, Federal Republic of Germany and Mr. Jan-Udo Kreyenborg (the "Shareholder") (Kreyenborg KG and the Shareholder together, the "Sellers"), pursuant to which Nordson agreed to acquire all of the capital stock of Kreyenborg GmbH ("GmbH"), and BKG Bruckmann & Kreyenborg Granuliertechnik ("BKG"), both with registered offices in Munster, Westphalia, Federal Republic of Germany (GmbH and BKG together, the "Target Companies"), and certain assets used exclusively in the business of the Target Companies (altogether, the "Acquisition"). The Acquisition is expected to close in the fourth quarter of Nordson’s 2013 fiscal year.

Under the Purchase Agreement, Nordson will acquire the Target Companies and certain assets on a cash-free and debt-free basis for an aggregate purchase price of €135 million, subject to certain adjustments, including adjustments for the indebtedness and cash balances of the Target Companies, in each case measured at December 31, 2012 (the "Purchase Price"). Nordson expects to finance the Acquisition with borrowings under an existing credit facility.

The Purchase Agreement contains customary representations, warranties and covenants made by Nordson and the Sellers, including interim covenants made by the Sellers regarding the operation of the business of the Target Companies between the date of the Purchase Agreement and closing. Such interim covenants restrict the Target Companies from engaging in any actions outside of the ordinary course of business and include restrictions on, among other things, any incurrence of new indebtedness by the Target Companies and any acquisitions or dispositions of assets by the Target Companies. Subject to certain exceptions, the representations and warranties of the Sellers survive until the 18-month anniversary of the closing of the Acquisition. Specified fundamental representations and warranties, such as organization and capitalization, survive until the 60-month anniversary of the closing of the Acquisition. Indemnification claims are generally capped at €14,325,257, except for indemnification claims relating to the breach of certain fundamental representations and warranties and the breach of covenants, which are capped at the Purchase Price. Indemnification claims relating to the breach of representations and warranties are also subject to a €250,000 aggregate threshold, which threshold is deductible from such claims.

The Purchase Agreement may be terminated prior to closing by Nordson or the Sellers if a mutual closing condition set forth in the Purchase Agreement has not been fulfilled by November 30, 2013 (subject to certain customary limitations) and by Nordson or the Sellers if a closing condition of the other party set forth in the Purchase Agreement has not been fulfilled by December 31, 2013 (subject to certain customary limitations). The closing of the Acquisition is subject to certain customary closing conditions and the expiration of any applicable waiting periods under competition laws.

A copy of the press release, dated July 18, 2013, announcing the Acquisition is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

c.) Exhibits

99.1 Press release of Nordson Corporation dated July 18, 2013.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K and the exhibit furnished herewith contain forward-looking statements within the meanings of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, both as amended. These forward-looking statements include statements regarding expectations as to the completion of the Acquisition and the other transactions contemplated by the Purchase Agreement. The forward-looking statements contained herein and therein involve risks, uncertainties and assumptions that could cause actual results to differ materially from those referred to in the forward-looking statements. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may differ materially from those anticipated, estimated or projected. Factors that could cause actual results to differ materially include: Nordson’s ability to close the Acquisition in the expected timeframe or at all; Nordson’s ability to integrate the Target Companies successfully and achieve the expected results of the Acquisition; and Nordson’s ability to retain the Target Companies’ management teams and the Target Companies’ relationships with customers and suppliers. More information about Nordson, and the risks and assumptions related to Nordson’s business are detailed in the reports Nordson files with the Securities and Exchange Commission. Nordson undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nordson Corporation

July 18, 2013	By:	Gregory A. Thaxton

Name: Gregory A. Thaxton
Title: Senior Vice President, Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release of Nordson Corporation dated July 18, 2013.